                                                                     Exhibit 3.9

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/22/1998
                                                          981495764 - 2983294

                            CERTIFICATE OF FORMATION
                                       OF
                              ACC OF KENTUCKY LLC

    This Certificate of Formation of ACC of Kentucky LLC (the "Company"), dated as of December 22, 1998, is being duly executed and filed by Kevin Saer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. SECTION 18-101, ET SEQ.)

    FIRST. The name of the limited liability company formed hereby is: ACC of Kentucky LLC.

    SECOND. The address of the registered office of the company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

    THIRD. The name and address of the registered agent for service of process on the company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Kent County, Delaware 19901.

    FOURTH. The future effective date of the Certificate of Formation is December 31, 1998.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                       /s/ Kevin Saer
                                       -------------------------------------
                                       Kevin Saer, Esq.
                                       Authorized Person

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/31/1998
                                                          981510683 - 2722616

                              CERTIFICATE OF MERGER
                                       OF
                     CENTRAL KENTUCKY CELLULAR CORPORATION
                                      INTO
                          THREE CELLULAR CORPORATION

                      (Under Section 252 of the General
                  Corporation Law of the State of Delaware)

    The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, 8 DEL. C. SECTION 101, ET SEQ. (the "GCL").

    DOES HEREBY CERTIFY:

    FIRST: The name and jurisdiction of formation or organization of each of the constituent corporations (collectively, the "Constituent Corporations") which is to merge are as follows:

                                               Jurisdiction of
               Name                        Formation or Organization
               ----                        -------------------------
Central Kentucky Cellular Corporation             Alabama

Three Cellular Corporation                        Delaware

    SECOND: An Agreement and Plan of Merger has been approved, adopted and certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the GCL.

    THIRD:  The name of the surviving corporation is Three Cellular
Corporation.

    FOURTH: The Certificate of Incorporation of Three Cellular Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation.

    FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 221 South Porter Drive, Richmond, Kentucky 40475.

    SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the Constituent Corporations.

    SEVENTH: The authorized capital stock of Central Kentucky Cellular Corporation, an Alabama corporation, consists of 1,000 shares of common stock at $1.00 par value.

    Executed on this 31st day of December, 1998.

                                       THREE CELLULAR CORPORATION

                                       By: /s/ John Fujii
                                           ------------------------------
                                           Name: John Fujii
                                           Title: Chief Executive Officer

   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:01 AM 12/31/1998
   981510689 - 2983294

                              CERTIFICATE OF MERGER
                                       OF
                          THREE CELLULAR CORPORATION
                                      INTO
                              ACC OF KENTUCKY LLC

    The undersigned limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, 6 DEL. C. SECTION 18-101, ET SEQ. (the "Act").

    DOES HEREBY CERTIFY:

    FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                               Jurisdiction of
               Name                        Formation or Organization
               ----                        -------------------------
Three Cellular Corporation                        Delaware

ACC of Kentucky LLC                               Delaware


    SECOND: An Agreement and Plan of Merger has been approved, adopted and certified, executed and acknowledged by each of the constituent entities in accordance with Section 264 and Section 228 of the General Corporation Law of the State of Delaware and in accordance with Section 18-209 of the Act.

    THIRD: The name of the surviving entity is ACC of Kentucky LLC which will continue in existence as said surviving entity under its present name upon the effective date of the merger.

    FOURTH: The Certificate of Formation of ACC of Kentucky LLC, the surviving entity, shall continue to be the Certificate of Formation of said surviving corporation.

    FIFTH: The merger of Three Cellular Corporation into ACC of Kentucky LLC shall be effective on December 31, 1998 at 11:59 p.m., Eastern Standard Time.

    SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity. The address of the principal place of business of the surviving entity is 221 South Porter Drive, Richmond, Kentucky 40475.

    SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on request and without cost, to any member or person holding an interest in Three Cellular Corporation or ACC of Kentucky LLC.

    Executed on this 31st day of December, 1998.

                                       ACC OF KENTUCKY LLC

                                       By: /s/ John Fujii
                                           ------------------------------
                                           Name: John Fujii
                                           Title: Chief Executive Officer